AT THE COMPANY:
Investor Relations
E-mail: invrel@elcom.com

For Immediate Release

                                   Elcom Raises $2.5 million (£1.3 million) via
                                           an Issuance of Shares on AIM

NORWOOD,  MA, October 24, 2006 - Elcom  International,  Inc.  ("Elcom" or the "Company")  (OTCBB:ELCO) and (AIM:ELC
and ELCS), a leading  international  provider of Commerce Process  Management  solutions for buyers,  suppliers and commerce  communities,  is pleased to  announce  that it has entered  into  subscription  agreements  to raise $2.5 million (£1.3  million),  through an issue of 76,336,289  common shares (the "New Shares") at a price of 1.75 pence(UK) or $0.0327  per share.  The  proceeds of the issue will be used to meet the working  capital requirements of the Company.

The New Shares are being  subscribed by and on behalf of  investment  clients  of Smith & Williamson Investment
Management Limited  who, together with Smith & Williamson  Nominees Limited, currently hold approximately 63.6%
of the Company's  issued  common shares. Following the issue of the New Shares, this holding will increase to 69.4%
of the Company's  enlarged issued common shares.  This  subscription  represents a related party  transaction under the AIM Rules.  The  Directors of the Company  consider,  having  consulted  with its nominated  adviser,  that the terms of the  subscription  are fair and reasonable  insofar as its  shareholders  are concerned.  Application  has been made for the New Shares to be  admitted  to  trading on AIM and this is  expected  to become  effective  on 27
October 2006.  Completion of the sale is conditioned on the admission of the New Shares to AIM.

The issuance of the New Shares is being made in reliance on the exemption from  registration  under Regulation S of the U.S.  Securities  Act of 1933,  for offers and sales of securities  outside the  U.S.  Under Regulation  S, the holders of the New Shares will be  prohibited  from  reselling  such shares in the U.S. to U.S. persons or entities or for the  benefit or account of a  U.S.  person,  for a one-year  period.  During this  one-year  period, holders of the New Shares may  otherwise  trade such  shares in the United  Kingdom through the  facilities  of  the London
Stock  Exchange's  AIM market  ("AIM")  and  outside  the U.S.  pursuant to Regulation S and subject to  securities laws  applicable in the  jurisdiction(s)  in which such shares are traded.  The New Shares are being  listed on AIM under the symbol ‘ELCS' (the ‘S' denoting  Regulation  S shares) but will not commingle with the Company's common stock traded on the OTCBB (and AIM under the symbol ‘ELC'), until and unless the Company  registers the shares under the U.S.  Securities Act of 1933 or an exemption  from  registration is available.

                                                     - MORE -

                  10 Oceana Way - Norwood, MA 02062 --- voice (781) 501-4333 --- fax (781)762-1540

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Elcom Secures $2.5 million (£1.3 million) via an Issuance of Shares on AIM

John Halnen,  Elcom's  President and CEO, said, "We are very pleased to secure these additional operating funds for the  Company.  We have  recently  consummated  a number  of  strategic  alliances  such as the  recently  announced partnership  with U.S.  Bank for  provision of a managed  service  called  Access  Purchase.  In  addition,  we are experiencing  increased  activity in some of our  existing  contracts/initiatives,  such as service  demonstrations related to potential  Zanzibar  implementations  and new agency sign-ups under the  eProcurement  Scotland
Programme.  Management is optimistic  that the additional  funding will be adequate to carry the Company through to cash flow positive in 2007."

About Elcom International, Inc.
Elcom  International,  Inc.  (OTCBB:ELCO and AIM:ELC and ELCS), is an  international  provider of Commerce  Process
Management solutions for buyers,  suppliers and communities of commerce.  Commerce Process Management refers to the ability to effectively  manage the large-scale  exchange of goods and services,  using  information  technology and best  practices,  between  different  organizations,  including the purchase,  sale,  exchange of  commodities  and services  and their  receipt  and  payment in one  seamless  end-to-end  integrated  process.  Beyond  the  current generation of "On Demand" solutions  available in the market,  Commerce Process  Management  Solutions  provided by
Elcom offer true value for money by  eliminating  the burden and cost of in-house  programming,  IT  infrastructure and ongoing system management.  More information is available from Elcom's web site at:  www.elcom.com

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
Except for the historical  information  contained herein, the matters discussed in this press release could include forward-looking  statements or information.  All statements,  other than statements of historical fact,  including, without  limitation,  those with respect to the Company's  objectives,  plans and  strategies  set forth herein and those preceded by or that include the words "believes,"  "expects," "targets," "intends,"  "anticipates,"  "plans,"
or similar  expressions,  are forward-looking  statements.  Although the Company believes that such forward-looking statements are  reasonable,  it can give no assurance  that the Company's  expectations  are, or will be,  correct.
These  forward-looking  statements  involve a number of risks and  uncertainties  which could  cause the  Company's future  results to differ  materially  from those  anticipated,  including:  (i) the  necessity  for the Company to control its expenses as well as to generate  incremental,  ongoing  operating  revenues and whether this  objective can be met  given the  overall  marketplace  and  clients'  acceptance  and usage of  eCommerce  software  systems,
eProcurement  and  eMarketplace   solutions  including  corporate  demand  therefore,   the  impact  of competitive
technologies,  products  and  pricing,  particularly  given the  substantially  larger  size and  scale of  certain competitors  and  potential  competitors;  (ii) the  consequent  results of  operations  given  the  aforementioned factors;  and (iii) the necessity of the Company to achieve  profitable  operations  within the  constraints of its existing  resources,  and  if  it  cannot,  the  availability  of  incremental  capital  funding  to  the  Company, particularly  in light of the audit opinion from the Company's  independent  registered  public  accounting firm in the Company's  2005 Annual  Report on Form 10-KSB,  as amended,  and other risks  detailed from time to time in its
March 31 and June 30,  2006  Quarterly  Reports  on Form  10-QSB  and in its  other  SEC  reports  and  statements, including  particularly the Company's "Risk Factors" contained in the prospectus  included as part of the Company's
Registration  Statement  on Form S-3 filed on June 21, 2002.  The Company  assumes no  obligation  to update any of the information contained or referenced in this press release.

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